TALKING POINTS TO ACCOMPANY ROHN MAY 2001 PRESENTATION
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SLIDE 1: COVER

           (Introduction by Brian Pemberton)



SLIDE 2: SAFE HARBOR LANGUAGE

           (Read by Brian Pemberton)



SLIDE 3: LEADER IN COMMUNICATIONS INFRASTRUCTURE

           o ROHN is a leading provider of infrastructure equipment essential to wireless and fiber-optic industries.

           o We believe that we are the largest manufacturer of communication towers in the U.S. and hold the number three position in the equipment enclosures market and are the number one supplier of enclosures to fiber-optic network owners.

           o Collectively, towers and enclosures represent a market in the U.S. of approximately $1.7 billion.

           o As we will discuss, we have leveraged our experience and success in manufacturing, engineering and installation of communication infrastructure equipment to win major design and construction contracts.

           o Our engineering staff has over 52-years of manufacturing experience and includes some of the most highly regarded engineers in the field.

           o We have strong relationships with the largest independent tower companies and fiber-optic network owners, including American Tower Corporation, Qwest Communications, Sprint PCS, GTE Mobile Communications, Level 3 Communications, and Nextel.

           o The broadness of our customer base mitigates the impact of difficulties by any one company. Our top customer, American Tower, accounted for just over 16% of sales in 2000.

           o We believe that we are the only producer of a full-line of communication towers, and the only company offering tower, shelter and construction-service products.

           o The breadth and depth of our product offerings allows us to withstand difficulties with any one customer, technology, or end market.
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           o   The Company has proven it has the manufacturing flexibility to meet changing customer demands.

           o Regardless of what communication technologies succeed in the future, we know that capabilities for wireless and high-speed data transfer will continue to proliferate, and therefore, demand for ROHN's infrastructure products will grow.

SLIDE 4: LEADING MANUFACTURER OF TOWERS

           o We believe that we are the leading manufacturer and installer of communication towers, with approximately 30% of the market. According to our estimates, PiRod Towers, Inc. has the number two position with 20%, while Sabre
               Communications Corp. has 15% market share. (As you know, Valmont agreed to acquire PiRod last month.)

           o Our tower product line includes tubular and solid steel towers, and tapered steel poles. ROHN's towers range in height from 20 feet to the 2,000-foot high broadcast tower we are building in Missouri, which will be one of the tallest man-made structures in the world.

           o In addition, tower sales frequently include a fee for design and engineering services. Engineering services can range from several hours of work to more than one hundred hours of work, depending on the complexity of the project.

           o Sale prices for towers range from $35,000 for basic towers to $10,000,000 for tall towers.

           o   Approximately 70% of a tower's cost is materials;
               approximately 5% of a tower's cost is direct labor.

           o Our competitive advantage lies in superior engineering services, manufacturing capabilities and production capacity. Specifically,

               1. ROHN's ability to perform in-house hot-dip galvanizing --
                  which produces a long-term, corrosion-resistant finish -- allows the Company to be more responsive to customers who need quick turn around times, and gives us greater control over quality and costs. To the best of our knowledge, only one competitor has this capability.

               2. In addition, ROHN has 647,000 square feet dedicated to
                  tower manufacturing at two facilities, including 50,000 square feet at a new tapered-pole facility in Peoria.

           o Customers are primarily Build-to-Suits, such as American Tower and Crown Castle; however, we also sell directly to carriers.

           o In November, we announced a strategic alliance with American Tower to provide a variety of tower and pole products as well as equipment shelters. We believe that the value of the contract may exceed $100 million over its three-year term.
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           o   Going forward, we see strong international growth
               opportunities. In particular, we believe the Central American / Latin American region represents a significant potential opportunity for us.

           o We have a joint marketing agreement with Radiotronica Moviles, now known as Advanzit, the Spanish telecommunications company which has significant operations throughout Latin America. In fact, Advanzit was our fourth largest tower customer in 2000.


SLIDE 5: 2000 TOWER SALES BY CUSTOMER

           o With the exception of American Tower, one of the leading tower operators, no one customer accounts for over 5% of tower sales.

           o On April 25, 2001, we announced a new contract with Crown Castle USA, Inc., representing a major new customer win for ROHN. This order, which is valued at $3.9 million, is for solid steel towers, a market which represents a significant opportunity for us.


SLIDE 6: TOWER INDUSTRY OVERVIEW

           (Review of diagram by Brian Pemberton)


SLIDE 7: CELL SITES: DRIVER OF TOWER MARKET GROWTH

           o Although the first part of this year has experienced a slowdown, it is clear that there are significant long-term growth opportunities in the tower market. The increased demand for towers will be driven by several factors, including:

               1. The penetration rate of wireless telephone services is
                  expected to increase from about 33% of U.S. population currently to over 70% in 2006 (CTIA & Morgan Stanley Dean Witter). Wireless carriers will need to add cell sites -- and, therefore, towers and enclosures -- in order to expand coverage to new areas, as well as to handle new subscribers within existing coverage zones.

               2. Wireless carriers also will need to add capacity to keep up with increased usage by subscribers. Minutes of usage per subscriber per month is expected to increase significantly over the next several years.

               3. "Next Generation" wireless services, including 2G and
                  (later) 3G services, operate at higher frequencies and require greater cell site concentrations.

           o In addition, growth in the number of global wireless subscribers is expected to be a key driver for the tower industry over the next several years. In particular, the number of cell sites in Latin America is expected to grow dramatically over the next several years. For example, cellular and wireless telephone services in Mexico experienced a 150% growth in subscribership in 1999, straining the capacity of this country's existing infrastructure. We expect this increase in demand to also impact enclosures.


SLIDE 8: LEADING PROVIDER OF ENCLOSURES

           o Enclosures are structures that house sensitive electronic components and power systems primarily for communications networks.

           o   ROHN provides several types of enclosures, including:

               1. Highly protective concrete structures;

               2. Fiberglass enclosures designed for easy deployment in
                  difficult sites;

               3. Stackable enclosures for smaller sites;

               4. Large modular housings of up to 15,000 square feet.

           o Based on our estimates, we are the third largest provider of shelters, with just under 20% of the market in 2000. We estimate that Andrew Corp. had 30% market share last year, while Fiberbond Corp. had 24%.

           o According to our analysis, ROHN has the largest share of the fiber-optics market.

           o   Sale prices for enclosures range from $28,000-$70,000.

           o Through the second quarter 2001, we expect to have total enclosure sales in excess of $60 million and backlog of approximately $30 million at the end of the second quarter 2001.

           o Over the next 24 months, we expect the mix of our customers to be:

               1. Wireless--50%

               2. Schools and other markets--25-30%

               3. Fiber-optics--20-25%
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SLIDE 9: 2000 ENCLOSURE SALES BY CUSTOMER


           o ROHN supplies enclosures to the top fiber-optics network owners.

           o   No one customer accounts for over 15% of sales.



SLIDE 10: SUCCESSFULLY CAPTURED GROWTH IN FIBER OPTICS

           o During a period of rapid growth in the fiber-optics industry, we were successful -- we believe -- in capturing the largest portion of enclosure sales to fiber-optics network owners. According to our estimates, we believe we have greater than 70% of the market for shelters sold into the fiber market.

           o In 1999, when our enclosure sales were $45.2 million, approximately 57% of our enclosure sales were to wireless companies and 43% were to fiber-optics / wireline network owners.

           o By 2000, fiber-optics / wire-line companies accounted for about three quarters of our total enclosure sales, which had more than doubled to $90.9 million.

           o We were able to capture the lion's share of the fiber-optics market by quickly increasing our product line and manufacturing capacity.

           o ROHN has increased enclosure capacity from 7 enclosures per day to up to 21 enclosures per day under certain circumstances.

           o ROHN expects total enclosure sales of $100-120 million in 2001 (together with tower sales of up to $150 million and construction sales of up to $50 million).

SLIDE 11: BUILDING ON SUCCESS

           o We will continue to sell to the fiber-optics industry but we do not see it as strong of a growth driver going forward as it has been in the past.

           o   ROHN is focusing on several growth opportunities, including:

               1. Wireless industry, where we have existing strong customer relationships;

               2. International expansion, particularly in Mexico;

               3. Utilities;

               4. New markets, such as school districts in rapidly growing communities.

           o We have advantages that differentiate us from our peers and enable us to move rapidly to take advantage of new opportunities:

               1. ROHN has a full segment offering of enclosures, allowing us to meet the needs of different customers.

               2. Our design initiatives enable us to move quickly into new markets.

               3. We have significant manufacturing capacity and expertise.
                  In addition, our manufacturing facilities have been located to take advantage of growth opportunities. For example, we recently completed the final phase of our expansion of our new manufacturing facility located in Casa Grande, Arizona. This facility is strategically located close to potential new wireless markets in the west. In addition, we have new manufacturing capabilities in Mexico, a country that presents a majority growth opportunity for us and we have adopted designs to meet the requirements of this country.

               4. We are an industry leader in field service operations.
                  Our nationwide field service team can quickly bring products on-line, service facilities, or conduct improvement projects.

               5. We offer complete turn-key solutions for customers,
                  including project management, site and shelter design, enclosure manufacturing, staging services, construction services, deliveries, offloading, and installation.


SLIDE 12: CONSTRUCTION SERVICES

           o We provide turn-key communications infrastructure solutions for customers, including states, municipalities and wireless carriers.

           o Construction services have emerged as an increasingly important business segment over the past two years. In 2000, construction sales reached $32.3 million, or 13% of total revenues.

           o Going forward, we expect our construction business to grow to approximately 15% of our total revenue by the end of this year.

           o Construction services margins are lower than those for the tower and enclosure segments. However, there is significant pull-through business for towers and enclosures.

           o In addition, by providing construction services we are building recognition of ROHN as a major player in the communications infrastructure market.

           o ROHN was selected by the Commonwealth of Pennsylvania to develop radio tower sites for a pioneering, statewide project to develop a digital radio emergency communications system.

           o ROHN's contract with Pennsylvania was initially valued at $40.0 million but we were recently asked to manage the construction project in two additional regions, increasing the total expected revenues under the contract to $60.0 million.

           o This $60.0 million figure includes $14 million in tower sales and $10 million in enclosure sales.

           o We view the Commonwealth of Pennsylvania Emergency Radio System as a potential model for other states, resulting in new opportunities for us.


SLIDE 13: BUSINESS MIX OVERVIEW

           (Review of charts by Brian Pemberton)

           o Going forward, we believe the construction and shelter divisions will comprise a larger portion of overall sales.


SLIDE 14: FOCUSED GROWTH STRATEGY

           (Review of strategies by Brian Pemberton)

           o In recent months, ROHN has undertaken several initiatives focused on internal growth, including:

               1. Increasing focus on solid steel towers and tapered steel poles, which have strong growth potential;

               2. Making capital investments to increase manufacturing
                  capacity in enclosures (Casa Grande) and poles (Peoria);

               3. Optimizing manufacturing capacity and reducing costs
                  through:

                  a. Double casting;

                  b. Automation of welding process;

                  c. Outsourcing processes other than welding, galvanizing
                     and angle fabrication, which are ROHN's core competencies and are critical components of its competitive advantage;

                  d. Targeted workforce reductions;


               4. Seeking new markets for enclosures;

               5. Focusing international marketing efforts on
                  Central/Latin America and developing local manufacturing capabilities in Mexico.

           o In addition to internally generated growth, ROHN considers from time to time, acquisitions of other companies in or complementary to our businesses. While valuations in our sector in the past few years have made these opportunities unattractive, the dynamics of the market more recently could cause this to change. ROHN would consider using either equity or debt financing to pay for these acquisitions. Acquisition candidates would be evaluated based on our ability to:

               1. Expand customer relationships

               2. Exploit our available manufacturing capacity

               3. Generate cost savings


SLIDE 15: SEASONED LEADERSHIP TEAM

           (Brian Pemberton to describe board of directors and management team)


SLIDE 17: SALES AND EPS MOMENTUM

           o 2000 sales increased by over 69% from 1999 to $254 million, as tower sales increased by 35%, enclosure sales doubled to $91 million, and construction revenues rose to $32.3 million from $8.5 million in 1999.

           o Excluding non-recurring items, EPS more than doubled in 2000 to $0.37.

           o We certainly are not immune to the effects of the slowing economy. However, we remain cautiously optimistic that we will be able to meet our previously announced guidelines for 2001 of approximately $300 million in sales and expect to be at the lower end of our previously announced 2001 EPS range of $0.47 to $0.52 (or $0.51 to $0.56 adjusting for our stock buyback and new financing).

           o Our capital expenditures in 2002 could be up to $8.0 million.


SLIDE 18: FIRST QUARTER 2001 RESULTS

           o We were pleased with our results for the first quarter, especially considering this is typically one of our slower periods due to the seasonality of our business.

           o   Tower sales declined as a result of reduced demand.

           o As a result of strong performances by our enclosure division and construction operations, we were able to increase operating earnings per share by 33% from the first quarter last year.

SLIDE 19: HISTORICAL BACKLOG

           o Backlog figures for towers and enclosures only include orders that have firm shipping dates within a twelve-month period. Construction backlog figures represent orders that we expect to fulfill within twelve months but may extend beyond this period.

           o Despite slowing momentum in the fiber-optics industry in late 2000, our total backlog grew by 30% in 2000.

           o The decline in First Quarter backlog is the result of work being completed, combined with a slowdown in incoming orders.

           o Backlog of $108 million at the end of the first quarter 2001 consisted of the following:

               o   Towers---$19.1 million

               o   Enclosures--$46.2 million

               o   Construction--$42.7 million


SLIDE 20: FINANCIAL RESULTS

           (Review of figures by James Hurley)

           o The decrease in gross margins in the first quarter of 2001 is primarily the result of start-up inefficiencies related to our new facilities.


SLIDE 21: INTERNATIONAL SALES GROWTH

           o The increase in international sales is the result of increased purchases by ROHN's two primary Mexican customers.

           o The Company's sales in Mexico have grown significantly in the last several years:

                  o  1998 - $0.8 million

                  o  1999 - $4.0 million

                  o  2000 - $21.0 million

                  o  2001 - $25.0 million (est.)

           o International growth is expected to be approximately 38% in 2001:
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SLIDE 22: SUCCESSFUL STOCK REPURCHASE PROGRAM

           o The buyback is part of our strategy to increase stockholder value and ROE.

           o   The buyback is accretive to earnings in 2001.


SLIDE 23: NEW CREDIT FACILITY

           (Review of Items by James Hurley)

           o Debt should be approximately $60 million at the end of the second quarter of 2001.


SLIDE 24: WHY INVEST IN ROHN?

           (Brian Pemberton to read bullet points)

           o As you may know, the UNR Asbestos-Disease Claims Trust owns just over 55% of our outstanding shares.

           o The Trust has proven to be a long-term, stable shareholder since 1990, when it received its shares.

           o The majority shareholder is committed to maximizing shareholder value and is open to considering any transactions that will do so, including transactions that might result in issuing shares that would dilute its ownership.